UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 15, 2013, NGL Energy Partners LP (the “Partnership”), NGL Energy Operating, LLC, in its capacity as borrowers’ agent, and the other subsidiary borrowers party thereto entered into Amendment No. 1 to Credit Agreement (the “Credit Agreement Amendment”) with Deutsche Bank Trust Company Americas, as administrative agent, and the other financial institutions party thereto.  The Credit Agreement Amendment, among other things, increased the aggregate commitments under the Partnership’s credit facility from $695 million to $770 million.

In addition, on January 15, 2013, the Partnership entered into Amendment No. 1 to Note Purchase Agreement (the “Note Purchase Agreement Amendment”) with the purchasers named therein which, among other things, permits increased borrowings under the credit facility, as amended by the Credit Agreement Amendment.

The Note Purchase Agreement Amendment and Credit Agreement Amendment are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.  The above description of the material terms of the Note Purchase Agreement Amendment and the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1 and Exhibit 10.1.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to Note Purchase Agreement, dated as of January 15, 2013, among the Partnership and the purchasers named therein.
10.1

Amendment No. 1 to Credit Agreement, dated as of January 15, 2013, among NGL Energy Operating LLC, the Partnership, the subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: January 18, 2013		By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 1 to Note Purchase Agreement, dated as of January 15, 2013, among the Partnership and the purchasers named therein.
10.1

Amendment No. 1 to Credit Agreement, dated as of January 15, 2013, among NGL Energy Operating LLC, the Partnership, the subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.